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                                                                      EXHIBIT 11

                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENTS REGARDING COMPUTATION OF LOSS PER SHARE

                                                                           YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------------------------
                                                                 2000                1999                 1998
                                                          -----------------   ----------------     -------------------
Weighted average common shares outstanding                       13,390,741         12,690,483           12,416,305
                                                          =================   ================     ================
Net loss                                                  $     (4,518,327)   $    (5,117,067)     $    (5,633,880)
                                                          =================   ================     ================
Net loss per common share-basic and diluted               $          (0.34)   $         (0.40)     $         (0.45)
                                                          =================   ================     ================